Exhibit 99.1
Penumbra, Inc. Reports Third Quarter 2017 Financial Results

ALAMEDA, Calif., November 7, 2017 (PR Newswire) - Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on interventional therapies, today reported financial results for the third quarter ended September 30, 2017.

•	Revenue of $83.9 million in the third quarter of 2017, an increase of 24.9%, or 24.1% in constant currency[1], over the third quarter of 2016.

Third Quarter 2017 Financial Results
Total revenue grew to $83.9 million for the third quarter of 2017 compared to $67.2 million for the third quarter of 2016, an increase of 24.9%, or 24.1% on a constant currency basis. The United States represented 66% of total revenue and international represented 34% of total revenue for the third quarter of 2017. Revenue from sales of neuro products grew to $58.7 million for the third quarter of 2017, an increase of 23.4%, or 22.5% on a constant currency basis, from the third quarter of 2016. Revenue from sales of peripheral vascular products grew to $25.2 million for the third quarter of 2017, an increase of 28.4%, or 27.8% on a constant currency basis, from the third quarter of 2016.

Gross profit was $54.8 million, or 65.3% of total revenue, for the third quarter of 2017, compared to $42.9 million, or 63.8% of total revenue, for the third quarter of 2016.

Total operating expenses were $54.1 million, or 64.5% of total revenue, for the third quarter of 2017, compared to $44.2 million, or 65.8% of total revenue, for the third quarter of 2016. R&D expenses were $8.1 million for the third quarter of 2017, compared to $6.5 million for the third quarter of 2016. SG&A expenses were $46.0 million for the third quarter of 2017, compared to $37.7 million for the third quarter of 2016.

Operating income for the third quarter of 2017 was $0.7 million, compared to operating loss of $1.4 million for the third quarter of 2016. Operating income for the third quarter of 2017 benefited from a $1.2 million net refund of previously paid medical device excise tax.

Full Year 2017 Financial Outlook
The Company is increasing its 2017 guidance for total revenue to be in the range of $324 million to $326 million. This new range compares to the previous range of $312 million to $317 million.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss the third quarter 2017 financial results after market close on Tuesday, November 7, 2017 at 5:00 PM Eastern Time. The conference call can be accessed live over the phone by dialing (866) 393-4306 for domestic callers or (734) 385-2616 for international callers (conference id: 99307870), or the webcast can be accessed on the “Events” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for two weeks following the completion of the call.

About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on interventional therapies. Penumbra designs, develops, manufactures and markets innovative devices and has a broad portfolio of products that addresses challenging medical conditions and significant clinical needs across two major markets, neuro and peripheral vascular. Penumbra sells its products to hospitals primarily through its direct sales organization in the United States, most of Europe, Canada and Australia, and through distributors in select international markets. The Penumbra logo is a trademark of Penumbra, Inc.

1 Constant currency results are non-GAAP financial measures. Please refer to “Non-GAAP Financial Measures” herein for important information about our use of constant currency results (including reconciliations to the most comparable GAAP measures).

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses results on constant currency as a non-GAAP financial measure in this press release.

Our constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$65,621	$13,236
Marketable investments	153,203	115,517
Accounts receivable, net	47,964	43,335
Inventories	90,529	73,012
Prepaid expenses and other current assets	14,464	18,727
Total current assets	371,781	263,827
Property and equipment, net	28,259	21,464
Intangible assets, net	23,821	—
Goodwill	7,449	—
Deferred taxes	22,503	22,476
Other non-current assets	5,281	487
Total assets	$459,094	$308,254
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,768	$4,110
Accrued liabilities	45,312	31,690
Total current liabilities	51,080	35,800
Deferred rent	6,065	5,083
Other non-current liabilities	18,117	824
Total liabilities	75,262	41,707
Stockholders’ equity:
Common stock	33	31
Additional paid-in capital	389,682	273,865
Accumulated other comprehensive income (loss)	1,204	(4,688)
Accumulated deficit	(7,087)	(2,661)
Total stockholders’ equity	383,832	266,547
Total liabilities and stockholders’ equity	$459,094	$308,254

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016(1)	2017	2016(1)
Revenue	$83,911	$67,187	$237,713	$190,212
Cost of revenue	29,134	24,313	84,298	65,963
Gross profit	54,777	42,874	153,415	124,249
Operating expenses:
Research and development	8,132	6,497	23,260	17,762
Sales, general and administrative	45,962	37,740	132,846	106,685
Total operating expenses	54,094	44,237	156,106	124,447
Income (loss) from operations	683	(1,363)	(2,691)	(198)
Interest income, net	658	631	1,926	1,700
Other expense, net	(647)	(360)	(1,368)	(856)
Income (loss) before income taxes	694	(1,092)	(2,133)	646
Provision for (benefit from) income taxes	456	(12,998)	2,293	(16,564)
Net income (loss)	$238	$11,906	$(4,426)	$17,210
Net income (loss) per share —Basic	$0.01	$0.39	$(0.14)	$0.57
—Diluted	$0.01	$0.35	$(0.14)	$0.52
Weighted average shares used to compute net income (loss) per share —Basic	33,446,841	30,604,384	32,766,135	30,269,463
—Diluted	35,664,272	33,755,383	32,766,135	33,367,618

1 We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. Our condensed consolidated statement of operations for the three and nine months ended September 30, 2016 was adjusted to include the impact of ASU 2016-09 adoption. See Notes 2 and 15 in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017 for detailed adoption information.

Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
United States	$55,652	$44,380	$11,272	25.4%	$—	$11,272	25.4%
International	28,259	22,807	5,452	23.9%	(555)	4,897	21.5%
Total	$83,911	$67,187	$16,724	24.9%	$(555)	$16,169	24.1%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Three Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
Neuro	$58,670	$47,534	$11,136	23.4%	$(424)	$10,712	22.5%
Peripheral Vascular	25,241	19,653	5,588	28.4%	(131)	5,457	27.8%
Total	$83,911	$67,187	$16,724	24.9%	$(555)	$16,169	24.1%
Penumbra, Inc.
Reconciliation of Revenue Growth by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
United States	$157,559	$127,484	$30,075	23.6%	$—	$30,075	23.6%
International	80,154	62,728	17,426	27.8%	315	17,741	28.3%
Total	$237,713	$190,212	$47,501	25.0%	$315	$47,816	25.1%
Penumbra, Inc.
Reconciliation of Revenue Growth by Product Categories to Constant Currency Revenue Growth1
(unaudited)
(in thousands)

	Nine Months Ended September 30,		Reported Change		FX Impact	Constant Currency Change
	2017	2016	$	%	$	$	%
Neuro	$165,122	$134,180	$30,942	23.1%	$235	$31,177	23.2%
Peripheral Vascular	72,591	56,032	16,559	29.6%	80	16,639	29.7%
Total	$237,713	$190,212	$47,501	25.0%	$315	$47,816	25.1%
1See “Non-GAAP Financial Measures” above for important information about our use of this non-GAAP measure and further information about our calculation of constant currency results.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.